UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Patrick W. Bevack as President and Chief Executive Officer

On March 17, 2014, United Community Financial Corp. (“UCFC”) and UCFC’s wholly-owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”), announced that Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, will be retiring as President and Chief Executive Officer effective March 31, 2014. Mr. Bevack will continue to serve on the Board of Directors of both UCFC and Home Savings. As a result, Mr. Bevack’s current employment agreement will terminate on March 31, 2014. Mr. Bevack has executed a waiver and release of any claims he may have against Home Savings in exchange for Home Savings paying Mr. Bevack’s premium payment for COBRA continuation coverage for medical, dental and/or vision benefits for a period of twelve months.

In addition, UCFC and Home Savings have entered into a Consulting Agreement with Mr. Bevack, dated as of March 17, 2014 (the “Consulting Agreement”). The Consulting Agreement is for a period of two years from the first business day following Mr. Bevack’s retirement. Under the Consulting Agreement, UCFC, Home Savings and the President and Chief Executive Officer of UCFC and Home Savings may, from time to time, request consulting advice and services. In exchange for his services, Mr. Bevack will receive a monthly consulting fee of $32,187.50. This summary of the material terms of the Consulting Agreement is qualified by reference to the text of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(d) and (e) Hiring and Election of Mr. Small

On March 17, 2014, the Boards of Directors of UCFC and Home Savings approved the appointment of Gary M. Small as the President and Chief Executive Officer of UCFC and Home Savings, to be effective April 1, 2014. Mr. Small, 53, has served since January 2013 as Senior Executive Vice President – Chief Banking Officer for S&T Bank, located in Indiana, Pennsylvania, with responsibility for wealth management, retail banking, and insurance business groups. Prior to joining S&T, Mr. Small worked from January 2009 until December 2012 for Jackson Hewitt Tax Services, initially serving as Chief Operating Officer for its nationwide, 1,000 store, company-owned business unit from January 2009 until May 2011. Mr. Small served as Senior Vice President – Customer Operations from May 2011 until December 2012 where his responsibilities were expanded to include oversight of a significant portion of Jackson Hewitt’s franchise network, pricing strategies, financial products and support units.

In connection with Mr. Small’s appointment, UCFC and Home Savings entered into an employment agreement (the “Employment Agreement”) with Mr. Small that becomes effective on April 1, 2014. The Employment Agreement provides for a two-year term that is renewed automatically for an additional period of 12 months, so long as none of UCFC, Home Savings or Mr. Small provides written notice that the term will not be extended.

The Employment Agreement provides for a base salary of $350,000, which may be increased after each year in the sole discretion of UCFC’s Compensation Committee or the UCFC Board. Mr. Small is entitled to participate in UCFC’s Executive Incentive Plan, the Long-Term Incentive Plan and in any other executive incentive plan adopted from time to time. The Board approved an award to Mr. Small of 125,000 restricted shares of UCFC stock in accordance with an award agreement, the form of which is attached as Exhibit A to the Employment Agreement (the “Award Agreement”), which award will be made upon the effective date of the Employment Agreement, or April 1, 2014. The restricted shares will vest equally over three years beginning on the first anniversary of the effective date of the Employment Agreement. In addition, during the term, Mr. Small will be provided with all health and life insurance coverages, retirement plans and other fringe benefits offered by UCFC and Home Savings.

In the event of Mr. Small’s death or termination of employment due to Permanent Disability or for Cause, as each are defined in the Employment Agreement, UCFC and Home Savings shall pay any accrued but unpaid base salary and any unreimbursed business expenses and any rights and benefits provided under plans and programs of UCFC and Home Savings (“Accrued Obligations”). If UCFC and Home Savings terminate Mr. Small’s employment without cause, or if Mr. Small resigns and terminates his employment with UCFC and Home Savings for Good Reason, as defined in the Employment Agreement, Mr. Small is entitled to the payment of the Accrued Obligations, base salary for a period of time that is the greater of the remainder of the term of the Employment Agreement or 12 months, any accrued but unpaid bonus and any COBRA premium payments. If Mr. Small’s employment is terminated without Cause by UCFC, Home Savings or any successor or for Good Reason by Mr. Small within six months before or 12 months after a Change in Control, as defined in the Employment Agreement, then Mr. Small is entitled to the following payments: (i) Accrued Obligations, (ii) a lump sum payment equal to two times the greater of (a) Mr. Small’s total annual base salary for the most recently completed fiscal year, or (b) Mr. Small’s base salary immediately in effect before the Change in Control, (iii) a lump sum payment equal to two times the sum of Mr. Small’s “target” short-term and long-term bonuses in effect at the time of such termination, (iv) any accrued but unpaid annual bonus, and (v) any COBRA premium payments.

As previously reported on a Form 8-K filed March 13, 2014, Richard J. Buoncore will be resigning from the UCFC and Home Savings Boards of Directors effective March 25, 2014. On March 17, 2014, the UCFC and Home Savings Boards elected Mr. Small to fill the vacancy created as a result of Mr. Buoncore’s resignation on both the UCFC and Home Savings Boards. The Board believes that the attributes, skills and qualifications that Mr. Small has developed through more than 28 years of service in the banking industry allow him to provide technical knowledge in all operational areas of banking (including administration, operations, audit, accounting and finance, marketing, retail banking and lending) and invaluable business, strategic planning, financial, mergers and acquisitions and leadership insight to the Board. There are no arrangements or understandings between Mr. Small and any other persons pursuant to which he was selected as a director. Mr. Small has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above summary of the material terms of the Employment Agreement and the Award Agreement are qualified by reference to the text of those agreements, which are filed herewith as Exhibit 10.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement with Patrick W. Bevack

10.2	Employment Agreement with Gary M. Small

99	Press release dated March 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: March 21, 2014